UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 15, 2012

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On June 15, 2012, Franklin Covey Co. (the Company) entered into the Second Modification Agreement (the Second Modification Agreement) to its existing amended and restated secured credit agreement (the Restated Credit Agreement) with JPMorgan Chase Bank, N.A. (the Lender).  The Lender also provides the majority of the Company’s day-to-day banking services.

The primary purpose of the Second Modification Agreement is to extend the maturity date of the Restated Credit Agreement to March 31, 2015 from March 31, 2013.  The Company wanted to ensure the availability of its line of credit facility over the next three years so that it can use excess cash to pursue special initiatives, such as the repurchase of shares of its common stock, and for other growth opportunities.

The Company previously signed a modification agreement in March 2012 that extended the maturity date to March 31, 2013.  The Second Modification Agreement continues to provide a revolving line of credit facility with a maximum borrowing amount of $10.0 million and the interest rate on the revolving line of credit will continue to be LIBOR plus 2.50% per annum.  The unused credit fee increased from .25% per annum to .33% per annum.  The Second Modification Agreement continues to have debt covenants that include 1) a Funded Debt to EBITDAR ratio, 2) a Fixed Charge Coverage ratio, and 3) a limit on capital expenditures.  The previously existing minimum net worth covenant was eliminated.

The other key terms and conditions of the Second Modification Agreement are substantially the same as those defined in the Restated Credit Agreement.  The Restated Credit Agreement was described in the Company’s Form 8-K filed on March 17, 2011, which information is incorporated by reference herein.

In connection with the Modification Agreement, certain of the Company’s subsidiaries entered into a Consent and Agreement of Guarantor.

The foregoing description of the Second Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Second Modification Agreement and the Consent and Agreement of Guarantor which are filed as Exhibits 10.1 and 10.2 attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On June 15, 2012, the Company and certain of its subsidiaries entered into the Second Modification Agreement and a Consent and Agreement of Guarantor with the Lender as described above in Item 1.01.  The information in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Second Modification Agreement by and between JPMorgan Chase Bank, N.A. and Franklin Covey Co., dated June 15, 2012.

10.2	Consent and Agreement of Guarantor by and between JPMorgan Chase Bank, N.A. and Franklin Covey Co., dated June 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	June 19, 2012	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer